Exhibit 10.30

SHARE ISSUANCE AGREEMENT

BETWEEN:

Global Energy Inc.

(hereinafter referred to as “Global”)

- and –

HTC Hydrogen Technologies Corp. dba HTC Purenergy

(hereinafter referred to as the “HTC”)

RECITALS:

A.	Global is an environmental energy technology company (that has approx 5,700,000 common shares issued and outstanding,) with its principal offices located at 312 Walnut Street, Suite 2650, Cincinnati, Ohio 45202 USA.

B.	HTC is a leading provider of Carbon Management Technology and Services with its principal offices located at #001, 2305 Victoria Avenue, Regina, Saskatchewan, S4P 0S7, Canada.

C.	Global and HTC entered into a Commercial Alliance Agreement, dated August 4, 2006 in terms whereof Global has agreed to pay HTC US$2,000,000 for providing services to Global as defined in the Commercial Alliance Agreement, attached hereto.

D.	The Effective Date of the Commercial Alliance Agreement is subject to a “notice to proceed” delivered to HTC by Global in written form.

E.	Global and HTC are now desirous to proceed with the services as outline in the Commercial Alliance Agreement.

F.	Global and HTC have agreed that as payment for services to be rendered under the Commercial Alliance Agreement, Global will deliver to HTC a Global share certificate, reflecting HTC as the registered shareholder of 10,000 Global common voting shares (“Global Shares”).

G.	HTC shall render the services defined in the Commercial Alliance Agreement and shall periodically invoice Global for such services rendered. These invoices shall be set off against the value of the 10,000 Global Shares.

THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

SHARE ISSUANCE

1.1 Notice to Proceed. Global hereby gives HTC notice to proceed with the services as contemplated in the Commercial Alliance Agreement.

1.2 Agreement to issue Shares. Subject to the terms and conditions of this Agreement, Global agrees to issue 10,000 Global Shares to HTC, free and clear of any and all encumbrances.

1.3 Ownership of the Global Shares. Global represents and warrants to HTC as follows and acknowledges that the HTC is relying on these representations and warranties and that HTC would not enter into this Agreement without these representations and warranties, such representations and warranties being: Global shall issue the 10,000 Global Shares with good and marketable title thereto, free and clear of all encumbrances, and has the necessary approvals to issue the 10,000 Global Shares.

1.4 Invoices. HTC shall periodically invoice Global for services rendered under the Commercial Alliance Agreement. It is agreed between the parties that these invoices shall be set off against the 10,000 Global Shares issued as contemplated herein. It is further agreed that the value of the 10,000 Global Shares are US$2,000,000 and will be refunded pro-rata based on the final total cost of services agreed by the parties.

ARTICLE 2

CLOSING ARRANGEMENTS

2.1 Closing. The transactions contemplated herein shall be completed (the “Closing”) within 10 business days of the Signature date (the “Closing Date”) at the offices of Global in Ohio, USA or at such other place as may be agreed to by the HTC and the Global.

2.2 Global’s Closing Deliveries. At the Closing, Global shall deliver or cause to be delivered HTC a share certificate representing the 10,000 Global Shares, free and clear of all encumbrances;

ARTICLE 3

GENERAL

3.1 Expense. Each party shall pay all expenses (including Taxes paid on those expenses) it incurs in the authorization, negotiation, preparation, execution and performance of this Agreement, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

3.2 Entire Agreement. This Agreement constitute the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior correspondence, agreements, negotiations, discussions and understanding, written or oral. Except as specifically set out this Agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or which induced any party to enter into this Agreement. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement, by any party to this Agreement or its representatives, to any other party or its representatives, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included as a term in this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any other agreement or any amendment or supplement by reason of any such representation, warranty, opinion, advice or assertion of fact. There shall be no liability, either in tort or in contract, assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section.

3.3 Amendment. This Agreement may be supplemented, amended, restated or replaced only by a written agreement signed by each party.

3.4 Jurisdiction. Each party irrevocably and unconditionally attorns to the exclusive jurisdiction of the courts of the State of Ohio.

3.5 Governing Law. This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the State of Ohio and the laws of the United States of America applicable in that state.

3.6 Execution by Counterpart and Facsimile. This Agreement, and any supplementary agreements or documents required by the terms hereof, may be executed by counterpart and, provided all parties execute one copy of the Agreement, each copy bearing an original signature of one party shall be deemed to be an original. This Agreement may be executed by facsimile machine and each facsimile signature shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date last set forth below:

GLOBAL ENERGY INC.	HTC HYDROGEN TECHNOLOGIES CORP.

/s/ H.H. Graves	/s/ Lionel Kambeitz
Signature	Signature
H.H. GRAVES	LIONEL KAMBEITZ
President and CEO	Chief Executive Officer

9/30/06	Sept 30, 2006
Date	Date